Exhibit 10.8

GUARANTY AND SECURITY AGREEMENT

dated as of

May 30, 2018

among

COREPOINT OPERATING PARTNERSHIP, L.P.,

as Holdings,

COREPOINT BORROWER L.L.C.,

as the Borrower,

THE OTHER GRANTORS PARTY HERETO FROM TIME TO TIME

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

TABLE OF CONTENTS

		Page

ARTICLE I

Definitions

Section 1.01.	Credit Agreement	1
Section 1.02.	Other Defined Terms	2

ARTICLE II

Guaranty

Section 2.01.	The Guaranty	4
Section 2.02.	Obligations Unconditional	4
Section 2.03.	Reinstatement	6
Section 2.04.	Subrogation	6
Section 2.05.	Remedies	6
Section 2.06.	Instrument for the Payment of Money	6
Section 2.07.	Continuing Guaranty	6
Section 2.08.	General Limitation on Guarantee Obligations	7
Section 2.09.	Information	7
Section 2.10.	Right of Contribution	7
Section 2.11.	Cross-Guaranty	7

ARTICLE III

Pledge of Securities

Section 3.01.	Pledge	8
Section 3.02.	Delivery of the Pledged Collateral	9
Section 3.03.	Representations, Warranties and Covenants	9
Section 3.04.	Certification of Limited Liability Company and Limited Partnership Interests	10
Section 3.05.	Registration in Nominee Name; Denominations	11
Section 3.06.	Voting Rights; Dividends and Interest	11

ARTICLE IV

Security Interests in Personal Property

Section 4.01.	Security Interest	13
Section 4.02.	Representations and Warranties	14
Section 4.03.	Covenants	15

ARTICLE V

Remedies

Section 5.01.	Remedies Upon Default	17
Section 5.02.	Application of Proceeds	19

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SCHEDULES
Schedule I	Pledged Equity
Schedule II	UCC Financing Statements

EXHIBITS
Exhibit I	Form of Guaranty and Security Agreement Supplement
Exhibit II	Form of Issuers’ Acknowledgment

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GUARANTY AND SECURITY AGREEMENT

GUARANTY AND SECURITY AGREEMENT dated as of May 30, 2018, among COREPOINT OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“Holdings”), COREPOINT BORROWER L.L.C., a Delaware limited liability company (the “Borrower”), each other Grantor from time to time party hereto and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Reference is made to the Credit Agreement dated as of May 30, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Holdings, the Borrower, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and the Administrative Agent.

The Lenders have agreed to extend credit to the Borrower, the Hedge Banks have agreed to enter into and/or maintain Secured Swap Agreements and the Cash Management Banks have agreed to enter into and/or maintain Secured Cash Management Agreements, in each case, subject to the terms and conditions set forth in the Credit Agreement.

The obligations of the Lenders to extend such credit, the obligations of the Hedge Banks to enter into and/or maintain such Secured Swap Agreements and the obligations of the Cash Management Banks to enter into and/or maintain such Secured Cash Management Agreements are, in each case, conditioned upon, among other things, the execution and delivery of this Agreement by each Grantor.

The Grantors are affiliates of one another and will derive substantial direct and indirect benefits from (a) the extensions of credit to the Borrower pursuant to the Credit Agreement, (b) the entering into and/or maintaining by the Hedge Banks of Secured Swap Agreements with one or more Loan Parties and (c) the entering into/and or maintaining by the Cash Management Banks of Secured Cash Management Agreements with one or more Loan Parties, and each Grantor is willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit, the Hedge Banks to enter into and/or maintain such Secured Swap Agreements and the Cash Management Banks to enter into and/or maintain such Secured Cash Management Agreements.

Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

Section 1.01. Credit Agreement.

(a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement. All terms defined in the UCC (as defined herein) and not defined in this Agreement have the meanings specified therein; the term “instrument” shall have the meaning specified in Article 9 of the UCC.

(b) The rules of construction specified in Section 1 of the Credit Agreement also apply to this Agreement.

Section 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account” has the meaning assigned to such term in the Credit Agreement, together with any replacement or successor account.

“Account Bank” has the meaning assigned to such term in the Credit Agreement, together with any replacement or successor deposit bank.

“Administrative Agent” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Agreement” means this Guaranty and Security Agreement, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Article 9 Collateral” has the meaning assigned to such term in Section 4.01(a).

“Borrower” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Collateral” means the Article 9 Collateral and the Pledged Collateral.

“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Direct Obligations” means, with respect to any Loan Party, any Obligation of such Loan Party in its capacity as a borrower under the Credit Agreement or as a counterparty obligor with respect to a Secured Swap Agreement or Secured Cash Management Agreement.

“Discharge of Obligations” means such time as the Revolving Loans, the Reimbursement Obligations and the other Loan Obligations under the Loan Documents shall have been paid in full (other than any unasserted contingent reimbursement or indemnity obligations), the Revolving Commitments have been terminated and all Letters of Credit shall have been terminated, expired or Cash Collateralized.

“Grantors” means, collectively, Holdings, the Borrower and each Subsidiary Guarantor from time to time party hereto.

“Guaranteed Obligations” mean the “Obligations” as defined in the Credit Agreement; provided that (i) the Guaranteed Obligations of any Grantor shall exclude any Excluded Swap Obligations with respect to such Grantor and (ii) Guaranteed Obligations, as it applies to any Loan Party in its capacity as a Grantor hereunder, shall exclude any Direct Obligations of such Loan Party.

“Guaranty” means, collectively, the guaranty of the Guaranteed Obligations by the Grantors pursuant to this Agreement.

“Guaranty and Security Agreement Supplement” means an instrument substantially in the form of Exhibit I hereto.

“Holdings” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Intercreditor Provisions” has the meaning assigned to such term in Section 7.18.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents, orders, decrees, injunctions or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“Lenders” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Pledged Collateral” has the meaning assigned to such term in Section 3.01.

“Pledged Equity” has the meaning assigned to such term in Section 3.01.

“Qualified ECP Grantor” means, in respect of any Swap Obligation, each Grantor that, at the time the relevant Guaranty (or grant of the relevant security interest, as applicable) becomes or would become effective with respect to such Swap Obligation, has total assets exceeding $10,000,000 or otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act and which may cause another person to qualify as an “eligible contract participant” with respect to such Swap Obligation at such time by entering into an agreement pursuant to the Commodity Exchange Act.

“Secured Obligations” means the “Obligations” (as defined in the Credit Agreement).

“Security Interest” has the meaning assigned to such term in Section 4.01(a).

“Specified Grantor” means any Grantor that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 2.11).

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

ARTICLE II

Guaranty

Section 2.01. The Guaranty. Each Grantor hereby, jointly with the other Grantors and severally, guarantees to the Administrative Agent for the benefit of the Secured Parties, as a primary obligor and not merely as a surety, the prompt payment and performance in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the Guaranteed Obligations. Each Grantor hereby, jointly with the other Grantors and severally, agrees that if any Loan Party shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, such Grantor will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

Section 2.02. Obligations Unconditional. The obligations of the Grantors under Section 2.01 shall constitute a guarantee of payment and performance and to the fullest extent permitted by applicable Law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Grantor (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Grantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

(i) at any time or from time to time, without notice to the Grantors, to the extent permitted by Law, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(ii) any of the acts mentioned in any of the provisions of this Agreement, any other Loan Document, any Secured Swap Agreement, any Secured Cash Management Agreement or any other agreement or instrument referred to herein or therein shall be done or omitted;

(iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents, any Secured Swap Agreement, any Secured Cash Management Agreement or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(iv) the failure of the Administrative Agent, any other Secured Party or any other Person to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Loan Document, any Secured Swap Agreement, any Secured Cash Management Agreement or any other agreement or instrument referred to herein or therein;

(v) any Lien or security interest granted to, or in favor of, any Secured Party as security for any of the Guaranteed Obligations shall fail to be perfected;

(vi) the release of any other Grantor or any other obligor of the Guaranteed Obligations;

(vii) any change in the corporate existence, structure or ownership of any Loan Party or any other obligor of the Guaranteed Obligations, the lack of legal existence of any Grantor or any other obligor of the Guaranteed Obligations or legal obligation to discharge any of the Guaranteed Obligations by any Grantor or any other obligor of the Guaranteed Obligations for any reason whatsoever, including, without limitation, in any insolvency, bankruptcy or reorganization of any Loan Party or any other obligor of the Guaranteed Obligations;

(viii) this Agreement, any other Loan Document, any Secured Swap Agreement or any Secured Cash Management Agreement or any other agreement or instrument referred to herein or therein having been determined (on whatsoever grounds) to be invalid, non-binding or unenforceable against any other Grantor ab initio or at any time after the Closing Date; or

(ix) any other circumstance (including statute of limitations), any act or omission that may or might in any manner or to any extent vary the risk of any Grantor or otherwise operate as a defense to, or discharge of, the Borrower, any Grantor or any other guarantor or surety as a matter of law or equity.

The Grantors hereby expressly waive diligence, presentment, demand of payment, protest and, to the extent permitted by Law, all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against any Grantor under any Loan Document, any Secured Swap Agreement, any Secured Cash Management Agreement or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Grantors waive, to the extent permitted by Law, any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon the Guaranty or acceptance of the Guaranty, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon the Guaranty, and all dealings between the Borrower and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon the Guaranty. The Guaranty shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment and performance without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Secured Parties, and the obligations and liabilities of the Grantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other person at any time of any right or remedy against any Grantor or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. The Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Grantors and the successors and assigns thereof, and shall inure to the benefit of the Secured Parties, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.

Section 2.03. Reinstatement. The obligations of the Grantors under this Article II shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower or other Loan Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in insolvency, bankruptcy or reorganization or otherwise.

Section 2.04. Subrogation. Each Grantor hereby agrees that until the Discharge of Obligations, it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of the Guaranty, whether by subrogation, contribution, reimbursement, indemnity or otherwise, against the Borrower or any other Grantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

Section 2.05. Remedies. Each Grantor, jointly with the other Grantors and severally, agrees that, as between the Grantors and the Lenders, the obligations of the Borrower under the Credit Agreement may be declared to be forthwith due and payable as provided in Section 8.1 of the Credit Agreement (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 8.1 of the Credit Agreement) for purposes of Section 2.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Grantors for purposes of Section 2.01.

Section 2.06. Instrument for the Payment of Money. Each Grantor hereby acknowledges that the Guaranty constitutes an instrument for the payment of money, and consents and agrees that the Administrative Agent and any other Secured Party, at its sole option, in the event of a dispute by such Grantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.

Section 2.07. Continuing Guaranty. The Guaranty is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.

Section 2.08. General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate, limited partnership or limited liability company Law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other Law affecting the rights of creditors generally, if the obligations of any Grantor under Section 2.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 2.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Grantor, any Loan Party or any other person, be automatically limited and reduced to the highest amount (after giving effect to the right of contribution established in Section 2.10) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding. For purposes of the foregoing, all guarantees of such Grantor other than the Guaranty shall be deemed to be enforceable and payable after the Guaranty.

Section 2.09. Information. Each Grantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Grantor assumes and incurs under the Guaranty, and agrees that none of the Administrative Agent, any Issuing Lender, any Lender or any other Secured Party shall have any duty to advise any Grantor of information known to it regarding those circumstances or risks.

Section 2.10. Right of Contribution. Each Grantor hereby agrees that to the extent that a Grantor shall have paid more than its proportionate share of any payment made hereunder, such Grantor shall be entitled to seek and receive contribution from and against any other Grantor hereunder which has not paid its proportionate share of such payment (based on an equitable apportionment of such payment among all Grantors based on the relative value of their assets and any other equitable considerations deemed appropriate by a court of competent jurisdiction). Each Grantor’s right of contribution shall be subject to the terms and conditions of Section 2.04. The provisions of this Section 2.10 shall in no respect limit the obligations and liabilities of any Grantor to the Administrative Agent, the Issuing Lenders, the Lenders and the other Secured Parties, and each Grantor shall remain liable to the Administrative Agent, the Issuing Lenders, the Lenders and the other Secured Parties for the full amount guaranteed by such Grantor hereunder.

Section 2.11. Cross-Guaranty. Each Qualified ECP Grantor hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Grantor as may be needed by such Specified Grantor from time to time to honor all of its obligations under its Guaranty and the other Loan Documents in respect of any Swap Obligation (provided, however, that each Qualified ECP Grantor shall only be liable under this Section 2.11 for up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Grantor’s obligations and undertakings under this Section 2.11 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Grantor under this Section 2.11 shall remain in full force and effect until the Discharge of Obligations. Each Qualified ECP Grantor intends that this Section 2.11 constitute, and this Section 2.11 shall be deemed to constitute, an agreement for the benefit of each Specified Grantor for all purposes of the Commodity Exchange Act.

ARTICLE III

Pledge of Securities

Section 3.01. Pledge. As security for the payment and performance, as the case may be, in full of the Secured Obligations (including the Guaranty) when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise), each of the Grantors hereby assigns and pledges to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in all of such Grantors’ right, title and interest in, to and under:

(i) all Capital Stock held by it that is listed on Schedule I and all other Capital Stock in the Borrower, in any Individual Borrower (as defined in the Mortgage Loan Agreement), in any direct or indirect parent of any Individual Borrower (as defined in the Mortgage Loan Agreement) and in the Operating Lessee (as defined in the Mortgage Loan Agreement) obtained by such Grantor from time to time, and the certificates representing all of the foregoing Capital Stock (all such Capital Stock and certificates referred to in this clause (i), the “Pledged Equity”); provided that the Pledged Equity shall not include Excluded Property;

(ii) all other property that may be delivered to and held by the Administrative Agent pursuant to the terms of this Section 3.01;

(iii) subject to Section 3.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clause (i) above;

(iv) subject to Section 3.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (i), (ii) and (iii) above; and

(v) all Proceeds of any of the foregoing,

(the items referred to in clauses (i) through (v) above being collectively referred to as the “Pledged Collateral”).

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, forever, subject, however, to the terms, covenants and conditions hereinafter set forth.

Section 3.02. Delivery of the Pledged Collateral.

(a) Each Grantor agrees promptly (but in any event within 60 days after receipt by such Grantor or such longer period as the Administrative Agent may agree in its reasonable discretion) to deliver or cause to be delivered to the Administrative Agent, for the benefit of the Secured Parties, any and all Pledged Equity to the extent certificated.

(b) Upon delivery to the Administrative Agent, any Pledged Equity shall be accompanied by stock or security powers duly executed in blank or other instruments of transfer reasonably satisfactory to the Administrative Agent and by such other instruments and documents as the Administrative Agent may reasonably request (other than instruments or documents governed by or requiring actions in any non-U.S. jurisdiction related to Capital Stock of Foreign Subsidiaries). Each delivery of Pledged Equity shall be accompanied by a schedule describing the securities, which schedule shall be deemed to supplement Schedule I and made a part hereof; provided that failure to supplement Schedule I shall not affect the validity of such pledge of such Pledged Equity. Each schedule so delivered shall supplement any prior schedules so delivered.

Section 3.03. Representations, Warranties and Covenants. Each Grantor represents, warrants and covenants to and with the Administrative Agent, for the benefit of the Secured Parties, that:

(a) as of the date hereof, Schedule I includes all Capital Stock required to be pledged by such Grantor hereunder;

(b) the Pledged Equity issued by the Borrower or a wholly-owned Subsidiary of the Borrower have been duly and validly authorized and issued by the issuers thereof and are fully paid and nonassessable;

(c) except for the security interests granted hereunder, such Grantor (i) is the direct owner, beneficially and of record, of the Pledged Equity indicated on Schedule I, (ii) holds the same free and clear of all Liens, other than (A) Liens created by the Collateral Documents and (B) Liens expressly permitted pursuant to Section 7.3 of the Credit Agreement, and (iii) if requested by the Administrative Agent, will defend its title or interest thereto or therein against any and all Liens (other than the Liens permitted pursuant to this Section 3.03(c)), however arising, of all Persons whomsoever;

(d) except for restrictions and limitations imposed or permitted by the Loan Documents or securities laws generally, the Pledged Collateral is freely transferable and assignable, and none of the Pledged Collateral is subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect in any manner material and adverse to the Secured Parties the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Administrative Agent of rights and remedies hereunder;

(e) the execution and performance by the Grantors of this Agreement are within each Grantor’s corporate powers and have been duly authorized by all necessary corporate action or other organizational action;

(f) no consent or approval of or filing with any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby, except for (i) filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Administrative Agent for the benefit of the Secured Parties and (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect;

(g) by virtue of the execution and delivery by each Grantor of this Agreement, the filing of the UCC financing statements contemplated by Section 4.02(b) and delivery of the Pledged Equity in accordance with this Agreement to and continued possession by the Administrative Agent in the State of New York, the Administrative Agent for the benefit of the Secured Parties has a legal, valid and first priority perfected lien upon and security interest in the Pledged Collateral as security for the payment and performance of the Secured Obligations to the extent such perfection is governed by the UCC, subject only to Liens permitted by Section 7.3 of the Credit Agreement; and

(h) the pledge effected hereby is effective to vest in the Administrative Agent, for the benefit of the Secured Parties, the rights of the Administrative Agent in the Pledged Collateral to the extent intended hereby.

Subject to the terms of this Agreement, each Grantor hereby agrees that, upon the occurrence and during the continuance of an Event of Default, it will comply with instructions of the Administrative Agent with respect to the Capital Stock in such Grantor that constitutes Pledged Equity hereunder that is not certificated without further consent by the applicable owner or holder of such Capital Stock.

Notwithstanding anything to the contrary in this Agreement, to the extent any provision of this Agreement or the Credit Agreement excludes any assets from the scope of the Pledged Collateral, or from any requirement to take any action to perfect any security interest in favor of the Administrative Agent for the benefit of the Secured Parties in the Pledged Collateral, the representations, warranties and covenants made by any relevant Grantor in this Agreement with respect to the creation, perfection or priority (as applicable) of the security interest granted in favor of the Administrative Agent for the benefit of the Secured Parties (including, without limitation, this Section 3.03) shall be deemed not to apply to such excluded assets.

Section 3.04. Certification of Limited Liability Company and Limited Partnership Interests. No interest in any limited liability company or limited partnership controlled by any Grantor that constitutes Pledged Equity shall be represented by a certificate unless (i) the limited liability company agreement or partnership agreement expressly provides that such interests shall be a “security” within the meaning of Article 8 of the UCC of the applicable jurisdiction, and (ii) such certificate shall be delivered to the Administrative Agent in accordance with Section 3.02. Any limited liability company and any limited partnership controlled by any Grantor shall either (a) not include in its operative documents any provision that any Capital Stock in such limited liability company or such limited partnership be a “security” as defined under Article 8 of the UCC or (b) certificate any Capital Stock in any such limited liability company or such limited partnership. To the extent an interest in any limited liability company or limited partnership pledged under Section 3.01 is certificated or becomes certificated, (i) each such certificate shall be delivered to the Administrative Agent, pursuant to Section 3.02(a) and (ii) such Grantor shall fulfill all other requirements under Section 3.02 applicable in respect thereof. Such Grantor hereby agrees that if any of the Pledged Collateral are at any time not evidenced by certificates of ownership, then each applicable Grantor shall, to the extent permitted by applicable Law, if necessary or, upon the reasonable request of the Administrative Agent, desirable to perfect a security interest in such Pledged Collateral, (i) if not previously executed and delivered by such issuer, cause the issuer of such Pledged Equity to execute and deliver to the Administrative Agent an acknowledgment of the pledge of such Pledged Equity substantially in the form of Exhibit II annexed hereto or such other form that is reasonably satisfactory to the Administrative Agent, (ii) cause such pledge to be recorded on the equity holder register or the books of the issuer, (iii) execute any customary pledge forms or other documents necessary or appropriate to complete the pledge and (iv) give the Administrative Agent perfection by control and the right to transfer such Pledged Collateral under the terms hereof.

Section 3.05. Registration in Nominee Name; Denominations. If an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given the Borrower prior written notice of its intent to exercise such rights, (a) the Administrative Agent, on behalf of the Secured Parties, shall have the right to hold the Pledged Equity in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Administrative Agent and each Grantor will promptly give to the Administrative Agent copies of any written notices or other written communications received by it with respect to Pledged Equity registered in the name of such Grantor and (b) the Administrative Agent shall have the right to exchange the certificates representing Pledged Equity for certificates of smaller or larger denominations for any purpose consistent with this Agreement, to the extent permitted by the documentation governing such Pledged Equity and applicable Laws.

Section 3.06. Voting Rights; Dividends and Interest.

(a) Unless and until an Event of Default shall have occurred and be continuing and the Administrative Agent shall have provided prior notice to the Borrower that the rights of the Grantor under this Section 3.06 are being suspended:

(i) Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Equity or any part thereof and each Grantor agrees that it shall exercise such rights for purposes consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents.

(ii) The Administrative Agent shall promptly (after reasonable advance notice) execute and deliver to each Grantor, or cause to be executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to Section 3.06(a)(i) above.

(iii) Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Equity to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable Laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity, whether resulting from a subdivision, combination or reclassification of the outstanding Capital Stock of the issuer of any Pledged Equity or received in exchange for Pledged Equity or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Administrative Agent and the Secured Parties and shall be promptly (and in any event within 10 Business Days or such longer period as the Administrative Agent may agree in its reasonable discretion) delivered to the Administrative Agent in the same form as so received (with any necessary endorsement reasonably requested by the Administrative Agent). So long as no Default or Event of Default has occurred and is continuing, the Administrative Agent shall promptly deliver to each Grantor any Pledged Equity in its possession if requested to be delivered to the issuer thereof in connection with any exchange or redemption of such Pledged Equity permitted by the Credit Agreement in accordance with this Section 3.06(a)(iii).

(b) Upon the occurrence and during the continuance of an Event of Default, after the Administrative Agent shall have notified the Borrower of the suspension of the Grantors’ rights under Section 3.06(a)(iii), then all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to Section 3.06(a)(iii) shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 3.06 shall be held in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of such Grantor and shall be promptly (and in any event within 10 days or such longer period as the Administrative Agent may agree in its reasonable discretion) delivered to the Administrative Agent upon demand in the same form as so received (with any necessary endorsement reasonably requested by the Administrative Agent). Any and all money and other property paid over to or received by the Administrative Agent pursuant to the provisions of this Section 3.06(b) shall be retained by the Administrative Agent in an account to be established by the Administrative Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.02. After all Events of Default have been cured or waived, the Administrative Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of Section 3.06(a)(iii) and that remain in such account.

(c) Upon the occurrence and during the continuance of an Event of Default, after the Administrative Agent shall have provided the Borrower with notice of the suspension of its rights under Section 3.06(a)(i), then all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to Section 3.06(a)(i), and the obligations of the Administrative Agent under Section 3.06(a)(ii), shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Administrative Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights. After all Events of Default have been cured or waived, each Grantor shall have the exclusive right to exercise the voting and/or consensual rights and powers that the Borrower would otherwise be entitled to exercise pursuant to the terms of Section 3.06(a)(i), and the obligations of the Administrative Agent under Section 3.06(a)(ii) shall be reinstated.

(d) Any notice given by the Administrative Agent to the Borrower under Section 3.05 or Section 3.06 (i) shall be given in writing, (ii) may be given with respect to one or more Grantors at the same or different times and (iii) may suspend the rights of the Grantors under Section 3.06(a)(i) or Section 3.06(a)(iii) in part without suspending all such rights (as specified by the Administrative Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Administrative Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

ARTICLE IV

Security Interests in Personal Property

Section 4.01. Security Interest.

(a) As security for the payment and performance, as the case may be, in full of the Secured Obligations (including the Guaranty) when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise), each Grantor hereby assigns and pledges to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in, all right, title or interest in or to the Account, all cash balances and other property from time to time on deposit in or credited to the Account, and all Proceeds and products thereof, whether now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”); provided that, notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in any Excluded Property.

(b) Subject to Section 4.01(d), each Grantor hereby irrevocably authorizes the Administrative Agent for the benefit of the Secured Parties at any time and from time to time to file in any relevant jurisdiction any initial financing statements with respect to the Collateral or any part thereof and amendments thereto that (i) indicate the Collateral as “all assets” or “all property” of such Grantor or words of similar effect as being of an equal or lesser scope or with greater detail and (ii) contain the information required by Article 9 of the UCC or the analogous legislation of each applicable jurisdiction for the filing of any financing statement or amendment, including whether such Grantor is an organization, the type of organization and, if required, any organizational identification number issued to such Grantor. Each Grantor agrees to provide such information to the Administrative Agent promptly upon any reasonable request.

(c) The Security Interest is granted as security only and shall not subject the Administrative Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

(d) Notwithstanding anything to the contrary in the Loan Documents, none of the Grantors shall be required, nor is the Administrative Agent authorized, (i) to perfect the Security Interests granted by this Agreement (including Security Interests in Investment Property) by any means other than by (A) filings pursuant to the UCC in the office of the secretary of state (or similar central filing office) of the relevant State(s), (B) delivery to the Administrative Agent to be held in its possession of all Collateral consisting of certificated Pledged Equity as expressly required elsewhere herein, (C) entering into the Account Control Agreement with respect to the Account (and, for the avoidance of doubt, the Conditional Controlled Account Agreement with respect to the Conditional Controlled Account), or (D) other methods expressly provided herein, (ii) to take any action (other than the actions listed in clauses (i)(A), (B) and (C) above) with respect to any assets located outside of the United States, (iii) to perfect in any assets subject to a certificate of title statute or (iv) to deliver any Capital Stock except as expressly provided in Section 3.01 or Section 3.04.

Section 4.02. Representations and Warranties. Each Grantor jointly and severally represents and warrants, as to itself and the other Grantors, to the Administrative Agent and the Secured Parties that:

(a) Subject to Liens permitted by Section 7.3 of the Credit Agreement, each Grantor has good and valid rights in and title (except as otherwise permitted by the Loan Documents) to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Administrative Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained and those consents or approvals, the failure of which to be obtained or to be made could not reasonably be expected to have a Material Adverse Effect.

(b) Subject to Section 4.01(d), the UCC financing statements attached hereto as Schedule II or other appropriate filings, recordings or registrations prepared by the Administrative Agent based upon the information provided to the Administrative Agent for filing in the applicable filing office, are all the filings, recordings and registrations that are necessary to establish a legal, valid and perfected security interest in favor of the Administrative Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the UCC, and no further or subsequent filing, re-filing, recording, rerecording, registration or re-registration is necessary in any such jurisdiction, except as provided under applicable Law with respect to the filing of continuation statements.

(c) The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Secured Obligations, (ii) subject to the filings described in Section 4.02(b), a valid perfected first priority security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the UCC and (iii) upon execution by all applicable parties thereto of the Account Control Agreement or any other control agreement establishing the Administrative Agent’s “control” (within the meaning of Section 9-104 of the UCC, as applicable) with respect to the Account, a valid perfected first priority security interest in the Account and all cash balances and other property from time to time on deposit in or credited to the Account. Subject to Section 4.01(d) of this Agreement, the Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than any Liens expressly permitted pursuant to Section 7.3 of the Credit Agreement.

(d) The Article 9 Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 7.3 of the Credit Agreement. None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the UCC or any other applicable Laws covering any Article 9 Collateral or (ii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 7.3 of the Credit Agreement and assignments permitted by the Credit Agreement.

(e) The Borrower is the sole account holder of the Account and the Borrower has not consented to, and is not otherwise aware of, any Person (other than the Administrative Agent pursuant hereto and the applicable depository institution) having either sole dominion and control (within the meaning of common law) or “control” (within the meanings of Section 9-104 of the UCC) over, or any other interest in, the Account or any money or other property deposited therein or credited thereto.

Section 4.03. Covenants.

(a) The Borrower agrees to notify the Administrative Agent in writing promptly, but in any event within 30 days (or such longer period as the Administrative Agent may agree in its reasonable discretion), after any change in (i) the legal name of any Grantor, (ii) the identity or type of organization or corporate structure of any Grantor, or (iii) the organizational identification number of such Grantor, if any. The Borrower agrees to notify the Administrative Agent in writing at least one day prior to any change in the jurisdiction of organization of any Grantor.

(b) Subject to Section 4.01(d), each Grantor shall, at its own expense, upon the reasonable request of the Administrative Agent, take any and all commercially reasonable actions necessary to defend title to the Article 9 Collateral against all Persons and to defend the Security Interest of the Administrative Agent in the Article 9 Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 7.3 of the Credit Agreement; provided that, nothing in this Agreement shall prevent any Grantor from discontinuing the operation or maintenance of any of its assets or properties if such discontinuance is (x) determined by such Grantor to be desirable in the conduct of its business and (y) permitted by the Credit Agreement.

(c) Subject to Section 4.01(d), each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Administrative Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith or therewith.

(d) At its option, the Administrative Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not permitted pursuant to Section 7.3 of the Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or any other Loan Document and within a reasonable period of time after the Administrative Agent has requested that it do so, and each Grantor jointly and severally agrees to reimburse the Administrative Agent within 10 Business Days after demand for any payment made or any reasonable expense incurred by the Administrative Agent pursuant to the foregoing authorization. Nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Administrative Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(e) The Administrative Agent shall provide instructions to the Account Bank with respect to any withdrawal, payment, transfer or other fund disposition under the Account at the written request of the Borrower at any time that no Event of Default has occurred and is continuing and either (i) no Trigger Event has occurred and is continuing or (ii) if a Trigger Event has occurred and is continuing, there are no Revolving Loans outstanding or any Letters of Credit outstanding that have not been Cash Collateralized in an amount not less than the Minimum Collateral Amount.

ARTICLE V

Remedies

Section 5.01. Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, it is agreed that the Administrative Agent shall have the right to exercise any and all rights afforded to a secured party with respect to the Secured Obligations, including the Guaranty, under the UCC or other applicable Law or in equity and also may (i) require each Grantor to, and each Grantor agrees that it will at its expense and upon request of the Administrative Agent, promptly assemble all or part of the Collateral as directed by the Administrative Agent and make it available to the Administrative Agent at a place and time to be designated by the Administrative Agent that is reasonably convenient to both parties; (ii) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral; provided that the Administrative Agent shall provide the applicable Grantor with notice thereof prior to such exercise; and (iii) subject to the mandatory requirements of applicable Law and the notice requirements described below, sell or otherwise dispose of all or any part of the Collateral securing the Secured Obligations at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Administrative Agent shall deem appropriate. The Administrative Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Administrative Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by Law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any Law now existing or hereafter enacted. In addition to the foregoing, and notwithstanding anything to the contrary herein, in the event that a Trigger Event or an Event of Default has occurred and is continuing, the Administrative Agent is authorized by the Borrower and shall apply the amounts on deposit in the Account from time to time and all cash distributions from any of the Borrower’s direct or indirect Subsidiaries, and all proceeds of Collateral, without notice to or consent of the Borrower or any other Grantor, in accordance with Section 2.25(b) of the Credit Agreement.

To the extent notice is required by applicable Law, the Administrative Agent shall give the applicable Grantors 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the UCC or its equivalent in other jurisdictions) of the Administrative Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may (in its sole and absolute discretion) determine. The Administrative Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but the Administrative Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by Law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by Law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by Law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Administrative Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at Law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 5.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the UCC or its equivalent in other jurisdictions.

Each Grantor irrevocably makes, constitutes and appoints the Administrative Agent (and all officers, employees or agents designated by the Administrative Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) during the continuance of an Event of Default (provided that the Administrative Agent shall provide the applicable Grantor with notice thereof prior to, to the extent reasonably practicable, or otherwise promptly after, exercising such rights), for the purpose of (i) making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance, (ii) making all determinations and decisions with respect thereto and (iii) obtaining or maintaining the policies of insurance required by Section 6.6 of the Credit Agreement or to pay any premium in whole or in part relating thereto. All sums disbursed by the Administrative Agent in connection with this paragraph, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, within 10 days of demand, by the Grantors to the Administrative Agent and shall be additional Secured Obligations secured hereby.

Section 5.02. Application of Proceeds. The Administrative Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash in accordance with Section 2.25(b) of the Credit Agreement.

The Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Administrative Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Administrative Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof.

The Administrative Agent shall have no liability to any of the Secured Parties for actions taken in reliance on information supplied to it as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Secured Obligations; provided that nothing in this sentence shall prevent any Grantor from contesting any amounts claimed by any Secured Party in any information so supplied. All distributions made by the Administrative Agent pursuant to this Section 5.02 shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error).

ARTICLE VI

Subordination

Section 6.01. Subordination.

(a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Grantors to indemnity, contribution or subrogation under applicable Law or otherwise shall be fully subordinated to the Discharge of Obligations. No failure on the part of the Borrower or any Grantor to make the payments required under applicable Law or otherwise shall in any respect limit the obligations and liabilities of any Grantor with respect to its obligations hereunder, and each Grantor shall remain liable for the full amount of the obligations of such Grantor hereunder.

(b) Each Grantor hereby agrees that upon the occurrence and during the continuance of an Event of Default and after notice from the Administrative Agent, all Indebtedness owed to it by any other Grantor shall be fully subordinated to the Discharge of Obligations.

ARTICLE VII

Miscellaneous

Section 7.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.2 of the Credit Agreement. All communications and notices hereunder to the Borrower or any other Grantor shall be given to it in care of the Borrower as provided in Section 10.2 of the Credit Agreement.

Section 7.02. Waivers; Amendment.

(a) No failure or delay by any Secured Party in exercising any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges of the Secured Parties herein provided, and provided under each other Loan Document, are cumulative and are not exclusive of any rights, remedies, powers and privileges provided by Law. No waiver of any provision of this Agreement or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by Section 7.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Revolving Loan, the issuance of a Letter of Credit or the provision of services under Secured Cash Management Agreements or Secured Swap Agreements shall not be construed as a waiver of any Default, regardless of whether any Secured Party may have had notice or knowledge of such Default at the time.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.1 of the Credit Agreement.

Section 7.03. Administrative Agent’s Fees and Expenses; Indemnification.

(a) The parties hereto agree that the Administrative Agent shall be entitled to reimbursement of its reasonable out-of-pocket expenses incurred hereunder and indemnity for its actions in connection herewith as provided in Section 10.5 of the Credit Agreement.

(b) Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Collateral Documents. The provisions of this Section 7.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any other Secured Party. All amounts due under this Section 7.03 shall be payable within 30 days of written demand therefor.

Section 7.04. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 7.05. Survival of Agreement. All covenants, agreements, representations and warranties made by the Grantors hereunder and in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of the Loan Documents, the making of any Revolving Loans and issuance of any Letters of Credit and the provision of services under Secured Cash Management Agreements or Secured Swap Agreements, regardless of any investigation made by any Secured Party or on its behalf and notwithstanding that any Secured Party may have had notice or knowledge of any Default at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as this Agreement has not been terminated or released pursuant to Section 7.11.

Section 7.06. Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or other electronic communication of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Grantor and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Grantor, the Administrative Agent and the other Secured Parties and their respective permitted successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

Section 7.07. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 7.08. Governing Law; Jurisdiction; Venue; Waiver of Jury Trial; Consent to Service of Process.

(a) The terms of Sections 10.11, 10.12 and 10.17 of the Credit Agreement with respect to governing law, submission of jurisdiction, venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

(b) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

Section 7.09. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 7.10. Security Interest Absolute. To the extent permitted by Law, all rights of the Administrative Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations or (d) subject only to termination of a Grantor’s obligations hereunder in accordance with the terms of Section 7.11, any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement.

Section 7.11. Termination or Release.

(a) This Agreement, the Security Interest and all other security interests granted hereby shall terminate with respect to all Secured Obligations and any Liens arising therefrom shall be automatically released upon the Discharge of Obligations.

(b) A Subsidiary Guarantor shall automatically be released from its obligations hereunder and the pledge and security interest in the Collateral of such Subsidiary Guarantor shall be automatically released upon the consummation of any transaction permitted by the Credit Agreement as a result of which (i) all or substantially all of the Capital Stock or property of such Subsidiary Guarantor are sold or otherwise transferred to a person or persons, none of which is a Loan Party or (ii) such Subsidiary Guarantor becomes an Excluded Subsidiary; provided that the Required Lenders (or such other percentage or number of Lenders as required by the Credit Agreement) shall have consented to such transaction (if and to the extent required by the Credit Agreement) and the terms of such consent did not provide otherwise.

(c) Upon any sale or transfer by any Grantor of any Collateral that is permitted under the Credit Agreement (other than a sale or transfer to another Loan Party), or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 10.1 of the Credit Agreement, the security interest in such Collateral shall be automatically released.

(d) In connection with any termination or release pursuant to Section 7.11(a), (b) or (c), the Administrative Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release and shall perform such other actions reasonably requested by such Grantor to effect such release, including delivery of certificates, securities and instruments. Any execution and delivery of documents pursuant to this Section 7.11 shall be without recourse to or warranty by the Administrative Agent.

(e) Notwithstanding anything to contrary set forth in this Agreement, each Hedge Bank and Cash Management Bank by the acceptance of the benefits under this Agreement hereby acknowledges and agrees that (i) the Security Interests granted under this Agreement of the Obligations of any Grantor and its Subsidiaries under any Secured Swap Agreement and any Secured Cash Management Agreement shall be automatically released upon the Discharge of Obligations, in each case, unless the Obligations under any such Secured Swap Agreement or any such Secured Cash Management Agreement are due and payable at such time (it being understood and agreed that this Agreement and the Security Interests granted herein shall survive solely as to such due and payable Obligations and until such time as such due and payable Obligations have been paid in full in cash in immediately available funds) and (ii) any release of Collateral or of a Grantor, as the case may be, effected in the manner permitted by this Agreement shall not require the consent of any Hedge Bank or any Cash Management Bank.

Section 7.12. Additional Grantors. Pursuant to Section 6.12 of the Credit Agreement, certain additional Domestic Subsidiaries of the Borrower may be required to enter into this Agreement as Grantors. Upon execution and delivery by the Administrative Agent and a Domestic Subsidiary of the Borrower of a Guaranty and Security Agreement Supplement, such Domestic Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

Section 7.13. Administrative Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Administrative Agent the attorney-in-fact of such Grantor for the purpose of (a) carrying out the provisions of this Agreement and taking any action and executing any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof at any time after and during the continuance of an Event of Default and (b) carrying out the provisions of Section 2.25(b) of the Credit Agreement and taking any action and executing any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof at any time after and during the continuance of an Event of Default or a Trigger Event, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Administrative Agent shall have the right, upon the occurrence and during the continuance of an Event of Default and notice by the Administrative Agent to the applicable Grantor of the Administrative Agent’s intent to exercise such rights (or in the case of Section 2.25(b) of the Credit Agreement, upon the occurrence and during the continuance of an Event of Default or a Trigger Event), with full power of substitution either in the Administrative Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to commence and prosecute any and all suits, actions or proceedings at Law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (d) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; and (e) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Administrative Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Administrative Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Administrative Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Administrative Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence, bad faith, or willful misconduct or that of any of their Affiliates, directors, officers, employees, counsel, agents or attorneys-in-fact, in each case, as determined by a final non-appealable judgment of a court of competent jurisdiction.

Section 7.14. General Authority of the Administrative Agent. By acceptance of the benefits of this Agreement and any other Collateral Documents, each Secured Party (whether or not a signatory hereto) shall be deemed irrevocably (a) to consent to the appointment of the Administrative Agent as its agent hereunder and under such other Collateral Documents, (b) to confirm that the Administrative Agent shall have the authority to act as the exclusive agent of such Secured Party for the enforcement of any provisions of this Agreement and such other Collateral Documents against any Grantor, the exercise of remedies hereunder or thereunder and the giving or withholding of any consent or approval hereunder or thereunder relating to any Collateral or any Grantor’s obligations with respect thereto, (c) to agree that it shall not take any action to enforce any provisions of this Agreement or any other Collateral Document against any Grantor, to exercise any remedy hereunder or thereunder or to give any consents or approvals hereunder or thereunder except as expressly provided in this Agreement or any other Collateral Document and (d) to agree to be bound by the terms of this Agreement and any other Collateral Documents.

Section 7.15. Reasonable Care. The Administrative Agent is required to use reasonable care in the custody and preservation of any of the Collateral in its possession; provided that the Administrative Agent shall be deemed to have used reasonable care in the custody and preservation of any of the Collateral, if such Collateral is accorded treatment substantially similar to that which the Administrative Agent accords its own property.

Section 7.16. Delegation; Limitation. The Administrative Agent may execute any of the powers granted under this Agreement and perform any duty hereunder either directly or by or through agents or attorneys-in-fact, and shall not be responsible for the gross negligence or willful misconduct of any agents or attorneys-in-fact selected by it with reasonable care and without gross negligence or willful misconduct.

Section 7.17. Reinstatement. The obligations of the Grantors under this Agreement shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower or other Loan Party in respect of the Secured Obligations is rescinded or must be otherwise restored by any holder of any of the Secured Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

Section 7.18. Subject to Intercreditor Agreement. Notwithstanding anything herein to the contrary, (i) the Liens and security interests granted to the Administrative Agent for the benefit of the Secured Parties pursuant to this Agreement and (ii) the exercise of any right or remedy by the Administrative Agent and the Secured Parties hereunder and the application of proceeds (including insurance and condemnation proceeds) of any Collateral (collectively, the “Intercreditor Provisions”), in each case, are subject to the limitations and provisions of the Intercreditor Agreement to the extent provided therein. In the event of any conflict in respect of the Intercreditor Provisions between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.

Section 7.19. Miscellaneous. The Administrative Agent shall not be deemed to have actual, constructive, direct or indirect notice or knowledge of the occurrence of any Event of Default unless and until the Administrative Agent shall have received a notice of Event of Default or a notice from the Grantor or the Secured Parties to the Administrative Agent in its capacity as Administrative Agent indicating that an Event of Default has occurred.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

COREPOINT OPERATING PARTNERSHIP L.P.

By:	/s/ David Bradtke
Name:	David Bradtke
Title:	Senior Vice President, Tax

COREPOINT BORROWER L.L.C.

By:	/s/ David Bradtke
Name:	David Bradtke
Title:	Senior Vice President, Tax

CPLG L.L.C.
LODGE HOLDCO I L.L.C.
LODGE S-HOLDINGS L.L.C.
LODGE HOLDINGS L.L.C.
LODGE HOLDCO III L.L.C.
LODGE BORROWER III L.L.C.

By:	/s/ David Bradtke
Name:	David Bradtke
Title:	Senior Vice President, Tax

[Signature Page to Guaranty and Security Agreement]

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Mohammad Hasan
Name:	Mohammad Hasan
Title:	Executive Director

[Signature Page to Guaranty and Security Agreement]